EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-81626, 333-85996, 333-118519, 333-120602, 333-122068, and 333-131433) of Digital River, Inc.,

(2) Registration Statement (Form S-4 No. 333-122069) of Digital River, Inc. and in the related prospectus, and

(3) Registration Statement (Form S-8 No. 333-67085, 333-79269, 333-36680, 333-47026, 333-53332, 333-69036, 333-101759, 333-105864, and 333-130626) pertaining to Digital River, Inc.;

of our report dated February 19, 2009, with respect to the consolidated financial statements and schedule of Digital River, Inc. included in this Form 10-K/A for the year ended December 31, 2008.

/s/  Ernst & Young LLP

Minneapolis, Minnesota
March 5, 2009

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